Exhibit 99.1

20 South Wacker Drive Chicago, IL 60606	141 West Jackson Boulevard Chicago, IL 60604

FOR IMMEDIATE RELEASE

CME and CBOT Shareholders Approve Merger

Companies Expect to Complete Historic Combination Within Days

CHICAGO, July 9, 2007 — Chicago Mercantile Exchange Holdings Inc. (NYSE/Nasdaq: CME) and CBOT Holdings, Inc. (NYSE: BOT) today announced that preliminary results indicate the shareholders of both companies have approved the proposed merger of CME and CBOT Holdings, based on a review of the proxies voted at today’s special meetings by the parties’ respective proxy solicitors. In addition, preliminary results also show that CBOT members have voted to approve certain related matters in a separate member vote.

The results of the CBOT shareholder and member votes are subject to official certification by the independent inspectors of election, IVS Associates, which is expected to occur in the next few days. The companies expect to complete the merger once IVS has certified the results.

“We are pleased that shareholders of both companies have demonstrated support for this groundbreaking merger,” said CME Executive Chairman Terry Duffy. “The combination of CME and CBOT creates a strong international company better positioned to compete with growing global exchanges and the over-the-counter market. The combined company will transform the global derivatives industry and create efficiencies for customers and members while delivering significant benefits to our shareholders.”

“Today’s votes clear the way for us to combine our two great exchanges and begin delivering the value of the merger to our customers and shareholders,” said CBOT Chairman Charles P. Carey.  “We look forward to building on our shared legacies of superior customer service, product innovation and industry leadership to capitalize on the terrific growth opportunities we see in this global marketplace.”

“Our integration teams have been working diligently to prepare for the combination of our two companies, and I’m confident that we will be able to hit the ground running once we close the transaction,” said Craig Donohue, CME Chief Executive Officer. “With this successful vote, we are one step closer to realizing our vision. As a combined company, we will be the world’s premier financial marketplace with unparalleled product breadth and global reach. This vote also ensures that Chicago remains the center for risk management worldwide.”

Upon completion of the merger, the combined company, which will be called CME Group Inc., a CME/Chicago Board of Trade Company, will be the world’s largest and most diverse exchange, providing products in all major benchmark asset classes.

About CME

CME (www.cme.com) is the world’s largest and most diverse financial exchange.  As an international marketplace, CME brings together buyers and sellers on the CME Globex(r) electronic trading platform and on its trading floors. CME offers futures and options on futures in these product areas: interest rates, stock indexes, foreign exchange, agricultural commodities, energy, and alternative investment products such as weather, real estate and economic derivatives.   CME is a wholly-owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ:CME), which is part of the Russell 1000(r) Index and the S&P 500(r) Index.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity and commodity futures and options-on-futures products. Building on its 159-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information, visit our website at http://www.cbot.com/.

Forward-Looking Statements
This press release may contain forward-looking information regarding Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. and the combined company after the completion of the merger that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME and CBOT, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME’s and CBOT’s management which are subject to risks and uncertainties which could cause actual outcomes and results to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to, the satisfaction of conditions to closing, including certification of shareholder and member approvals; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the combined company may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction; the integration of CBOT’s operations with CME’s may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

More information regarding other risks to the parties performance can be found in their filings with the Securities and Exchange Commission (SEC), including Item 1A of each of their Annual Reports on Form 10-K for the fiscal year ended December 31, 2006 and their most recent Quarterly Reports on Form 10-Q.

Contacts:

CME Contacts –
Media:
Allan Schoenberg, 312.930.8189	CBOT Contacts –
Anita Liskey, 312.466.4613	Media:
Chuck Burgess	Maria C. Gemskie, 312.341.3257
The Abernathy McGregor Group	Harlan Loeb
212.371.5999	Financial Dynamics
Investors:	312.861.4703
John Peschier	Investors:
312.930.8491	Deborah Koopman
CME-G	312.789.8532

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